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                                                                      EXHIBIT 23


                          CONSENT OF ERNST & YOUNG LLP

We consent to the incorporation by reference in the Registration Statement (Form S-4 No. 333-14913) of Astor Holdings II, Inc. and in the related Prospectus of our report dated May 16, 1997, with respect to the consolidated financial statements and schedule of Astor Holdings II, Inc. included in this Annual Report (Form 10-K) for the year ended March 31, 1997.


                                                       Ernst & Young LLP


Buffalo, New York
June 27, 1997